As filed with the Securities and Exchange Commission on March 13, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERRIMACK PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3210530
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Broadway, 14th Floor Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

2011 Stock Incentive Plan

(Full Title of the Plan)

Gary L. Crocker

President

Merrimack Pharmaceuticals, Inc.

One Broadway, 14th Floor

Cambridge, Massachusetts 02142

(Name and Address of Agent for Service)

(617) 441-1000

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	450,000 shares	$3.015(2)	$1,356,750(2)	$177.00

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on March 9, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the 2011 Stock Incentive Plan of Merrimack Pharmaceuticals, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 333-180996, filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2012 by the Registrant, relating to the Registrant’s 1999 Stock Option Plan, as amended, 2008 Stock Incentive Plan, as amended, and 2011 Stock Incentive Plan, (ii)  the Registration Statement on Form S-8, File No. 333-186370, filed with the SEC on February 1, 2013 by the Registrant, relating to the Registrant’s 2011 Stock Incentive Plan, (iii)  the Registration Statement on Form S-8, File No. 333-194313, filed with the SEC on March 4, 2014 by the Registrant, relating to the Registrant’s 2011 Stock Incentive Plan, (iv)  the Registration Statement on Form S-8, File No. 333-202346, filed with the SEC on February 27, 2015 by the Registrant, relating to the Registrant’s 2011 Stock Incentive Plan, (v)  the Registration Statement on Form S-8, File No. 333-209745, filed with the SEC on February 26, 2016 by the Registrant, relating to the Registrant’s 2011 Stock Incentive Plan, (vi)  the Registration Statement on Form S-8, File No. 333-223577, filed with the SEC on March 12, 2018 by the Registrant, relating to the Registrant’s 2011 Stock Incentive Plan, and (vii)  the Registration Statement on Form S-8, File No. 333-230084, filed with the SEC on March 6, 2019 by the Registrant, relating to the Registrant’s 2011 Stock Incentive Plan, in each case except for Item 8, Exhibits.

Item 8. Exhibits

Exhibit No.	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant, as amended

4.2(2)	Amended and Restated Bylaws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Marcum LLP, independent registered public accounting firm for the Registrant

23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

24.1	Powers of Attorney (included on the signature pages to the Registration Statement)

99.1(3)	2011 Stock Incentive Plan

(1)	Previously filed with the Securities and Exchange Commission on August 7, 2018 as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q and incorporated herein by reference.
(2)

Previously filed with the Securities and Exchange Commission on January 13, 2012 as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-175427), and incorporated herein by reference.

(3)

Previously filed with the Securities and Exchange Commission on January 13, 2012 as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-175427), and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 13th day of March, 2020.

MERRIMACK PHARMACEUTICALS, INC.

By:	/s/ Gary L. Crocker
Gary L. Crocker
President

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Merrimack Pharmaceuticals, Inc., hereby severally constitute and appoint Gary L. Crocker and Tim Surgenor, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Merrimack Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary L. Crocker Gary L. Crocker	President and Chairman of the Board (Principal Executive, Financial and Accounting Officer)	March 13, 2020

/s/ Eric D. Andersen Eric D. Andersen	Director	March 13, 2020

/s/ Noah G. Levy Noah G. Levy	Director	March 13, 2020

/s/ Ulrik B. Nielsen, Ph.D. Ulrik B. Nielsen, Ph.D.	Director	March 13, 2020

/s/ Russell T. Ray Russell T. Ray	Director	March 13, 2020

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